EXHIBIT 99.1

First Capital, Inc. Announces Frederick Succeeds Harrod as President and Chief Executive Officer of First Capital, Inc.

CORYDON, Ind., June 30, 2023 (GLOBE NEWSWIRE) -- First Capital, Inc. (the “Company”) (NASDAQ:FCAP), the holding company for First Harrison Bank (the “Bank”), today announced that William W. Harrod has retired from his role as President and Chief Executive Officer of the Company. Effective July 1, 2023, Michael C. Frederick will assume the role of President and Chief Executive Officer of the Company. Mr. Frederick currently serves as the President and Chief Executive Officer of the Bank, previously served as the Chief Financial Officer of the Bank and the Company, and has been affiliated with the Bank since 1990.

“Bill has led First Capital for over twenty years and we appreciate the reputation he has developed for the bank as a reliable community member. I am honored to assume Bill’s role as President and Chief Executive Officer and will continue to adhere to our core values.”

On March 31, 2023, Mr. Harrod announced that he would resign as President and Chief Executive Officer of the Company effective July 1, 2023, and Mr. Frederick would transition into that role. At that time, Mr. Frederick transitioned from Chief Financial Officer of the Bank and the Company to President and Chief Executive Officer of the Bank.

“Over the past few months, Chris and I have worked hand in hand as President and Chief Executive Officer of First Capital and First Harrison, respectively, and I have seen Chris adapt to his new role effortlessly. I am excited to watch the Company continue to play a key role in the communities we have invested in and watch Chris lead the Company into the future,” commented Mr. Harrod.

“I am thankful for Bill’s tremendous leadership over the years and look forward to leading First Capital and First Harrison Bank into our next chapter,” concluded Mr. Frederick.

The Bank currently has eighteen offices in the Indiana communities of Corydon, Edwardsville, Greenville, Floyds Knobs, Palmyra, New Albany, New Salisbury, Jeffersonville, Salem, Lanesville and Charlestown and the Kentucky communities of Shepherdsville, Mt. Washington and Lebanon Junction.

Access to First Harrison Bank accounts, including online banking and electronic bill payments, is available through the Bank’s website at www.firstharrison.com. For more information and financial data about the Company, please visit Investor Relations at the Bank’s aforementioned website. The Bank can also be followed on Facebook.

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. Forward-looking statements are not historical facts nor guarantees of future performance; rather, they are statements based on the Company’s current beliefs, assumptions, and expectations regarding its business strategies and their intended results and its future performance.

Numerous risks and uncertainties could cause or contribute to the Company’s actual results, performance and achievements to be materially different from those expressed or implied by these forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, the severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic and of businesses’ and governments’ responses to the pandemic on our operations and personnel, and on commercial activity and demand across our and our customers’ businesses, market, economic, operational, liquidity, credit and interest rate risks associated with the Company’s business (including developments and volatility arising from the COVID-19 pandemic), general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; competition; the ability of the Company to execute its business plan; legislative and regulatory changes; and other factors disclosed periodically in the Company’s filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this press release, the Company’s reports, or made elsewhere from time to time by the Company or on its behalf. These forward-looking statements are made only as of the date of this press release, and the Company assumes no obligation to update any forward-looking statements after the date of this press release.

Contact:
Michael C. Frederick
President and Chief Executive Officer
First Capital, Inc. & First Harrison Bank
220 Federal Drive, N.W.
Corydon, Indiana 47112
(812) 734-3464